Exhibit 99.1

RealPage Reports Third Quarter 2019 Financial Results

RICHARDSON, Texas--(BUSINESS WIRE)--November 6, 2019--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the third quarter ended September 30, 2019.

Third Quarter 2019 Financial Highlights

  GAAP total revenue of $255.2 million, an increase of 13% year-over-year;
  Net income of $11.7 million, or $0.12 in net income per diluted share, a year-over-year increase of 29% and 33%, respectively;
  Adjusted EBITDA of $72.1 million, an increase of 22% year-over-year; and
  Non-GAAP net income of $42.6 million, or $0.45 in non-GAAP net income per diluted share, a year-over-year increase of 20% and 18%, respectively.

Comments on the News

“Strong financial results for the quarter continue to be driven by our focus on innovation and simplification,” said Steve Winn, Chairman and CEO of RealPage. “Today’s announcement of our agreement to acquire Buildium represents an expanded investment in the SMB market segment, which includes smaller multifamily (under 5,000 units), single-family, Associations (HOA and Condo) and commercial real estate owners and operators. This market segment currently generates $306 million of revenue for RealPage but is far less penetrated than the corporate and enterprise market segments.  We believe by coupling “click-on” value-added services from RealPage and Propertyware to Buildium, we can reach much deeper into the market segment and accelerate organic revenue growth.”

“Third quarter financial performance was strong as total revenue grew 13% and adjusted EBITDA grew 22%,” said Tom Ernst, CFO and Treasurer of RealPage. “Buildium brings a best-in-class platform that enables us to offer comprehensive solutions to a greater portion of the 50 million unit SMB market segment. In 2020, we plan to direct cross and upsell revenue synergy growth to fund product innovation and accelerate go-to-market plans.”

2019 Financial Outlook

RealPage management expects to achieve the following results during the fourth quarter ending December 31, 2019:

  GAAP total revenue is expected to be in the range of $250 million to $252 million;
  GAAP net income per diluted share is expected to be in the range of $0.13 to $0.16;
  Non-GAAP total revenue is expected to be in the range of $250 million to $252 million;
  Adjusted EBITDA is expected to be in the range of $74 million to $76 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.47 to $0.49;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.6 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2019:

  GAAP total revenue is expected to be in the range of $983 million to $985 million;
  GAAP net income per diluted share is expected to be in the range of $0.52 to $0.55;
  Non-GAAP total revenue is expected to be in the range of $984 million to $986 million;
  Adjusted EBITDA is expected to be in the range of $280 million to $282 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.74 to $1.76;
  Non-GAAP diluted weighted average shares outstanding are expected to be approximately 94.3 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. EST the same day to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast at https://78449.themediaframe.com/dataconf/productusers/rlpg/mediaframe/31595/indexl.html. In addition, a live dial-in is available domestically at 877-407-9128 and internationally at 201-493-6752. A replay will be available at 877-660-6853 or 201-612-7415.

About RealPage

RealPage provides a technology platform that enables real estate owners and managers to change how people experience and use rental space. Clients use the platform to gain transparency in asset performance, leverage data insights and monetize space to create incremental yields. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves 16.8 million units worldwide (before the acquisition of Buildium) from offices in North America, Europe and Asia. For more information about RealPage, please visit https://www.RealPage.com/.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals, future focus areas, and expected, possible or assumed future results, including its financial outlook for the fourth quarter and calendar year ending December 31, 2019; its belief that by coupling “click-on” value-added services from RealPage and Propertyware to Buildium, it can reach much deeper into the market segment and accelerate organic revenue growth; and its plan in 2020 to direct cross and upsell revenue synergy growth to fund product innovation and accelerate go-to-market plans. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The Company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate recent or future acquired businesses successfully or to achieve expected synergies, including the transaction with Buildium; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on February 27, 2019 (as amended on November 5, 2019) and its Quarterly Report on Form 10-Q previously filed with the SEC on August 9, 2019 (as amended on November 5, 2019). All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related deferred revenue, (2) depreciation, (3) amortization of product technologies, (4) organizational realignment costs and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income, plus (1) acquisition-related deferred revenue, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) change in fair value of equity investment, (5) acquisition-related expense, (6) organizational realignment costs, (7) regulatory and legal matters, (8) stock-based expense, (9) interest expense, net, and (10) income tax expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding organizational realignment costs and stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) asset impairment and (gain) loss on disposal of assets, (2) acquisition-related expense, (3) organizational realignment costs, (4) regulatory and legal matters, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and (gain) loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) organizational realignment costs, (5) regulatory and legal matters, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related deferred revenue, (2) asset impairment and (gain) loss on disposal of assets, (3) amortization of product technologies and intangible assets, (4) acquisition-related expense, (5) organizational realignment costs, (6) regulatory and legal matters, and (7) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income, plus (1) income tax expense, (2) acquisition-related deferred revenue, (3) asset impairment and (gain) loss on disposal of assets, (4) amortization of product technologies and intangible assets, (5) change in fair value of equity investment, (6) acquisition-related expense, (7) organizational realignment costs, (8) regulatory and legal matters, (9) amortization of convertible note discount, and (10) stock-based expense, less (10) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate.

The company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP Diluted Weighted Average Shares Outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines "Non-GAAP Diluted Weighted Average Shares Outstanding" as diluted weighted average shares outstanding excluding the impact of shares that are issuable upon conversions of our convertible notes. It is the current intent of the company to settle conversions of the convertible notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related deferred revenue. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts at a point in time. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. In 2018 and 2019, the company uses a Non-GAAP tax rate of approximately 26% to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and (gain) loss on disposal of assets – These items comprise gains and/or losses on the disposal and impairment of long-lived assets, and impairment of indefinite-lived intangible assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Depreciation of long-lived assets – Long-lived assets are depreciated over their estimated useful lives in a manner reflecting the pattern in which the economic benefit is consumed. Management is limited in its ability to change or influence these charges after the asset has been acquired and placed in service. We do not believe that depreciation expense accurately reflects the performance of our ongoing operations for the period in which the charges are incurred, and are therefore not considered by management in making operating decisions.
  Amortization of product technologies and intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after initial capitalization. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Change in fair value of equity investment – This represents changes in fair value of our equity investment based on observable price changes in orderly transactions for an identical or similar investment of the same issuer. We believe exclusion of these items facilitates a more accurate comparison of our results of operations between periods as these items are not reflective of our ongoing operations.
  Acquisition-related expense – These items consist of direct costs incurred in our business acquisition transactions and expenses related to integration activities, and the impact of changes in the fair value of acquisition-related contingent consideration obligations. Examples of these direct costs include transaction fees, due diligence costs, acquisition retention bonuses and severance, and third-party consultants to assist with integration. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Amortization of the convertible note discount – This item consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item, as it is not indicative of the company’s ongoing operating performance.
  Organizational realignment – These items consist of direct costs associated with the alignment of our business strategies. In connection with these actions, we recognize costs related to termination benefits, exit costs associated with closure of facilities, certain asset impairments, cancellation of certain contracts, and other professional and consulting fees associated with these initiatives. We believe exclusion of these items facilitates a more accurate comparison of our ongoing results of operations between periods.
  Regulatory and legal matters – These items are comprised of certain regulatory and similar costs and certain legal settlement costs, such as costs related to the company’s Hart-Scott-Rodino Antitrust Improvements Act review process incurred in connection with our acquisitions or the settlement of certain legal matters. These items are excluded as they are irregular in timing and scope, and may not be indicative of our past and future performance. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Consolidated Balance Sheets
(in thousands, except share and per share data)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$270,154	$228,159
Restricted cash	158,865	154,599
Accounts receivable, less allowances of $8,552 and $8,850 at September 30, 2019 and December 31, 2018, respectively	131,392	123,596
Prepaid expenses	21,304	19,214
Other current assets	17,699	15,185
Total current assets	599,414	540,753
Property, equipment, and software, net	159,605	153,528
Right-of-use assets	106,942	-
Goodwill	1,104,006	1,053,119
Intangible assets, net	260,680	287,378
Deferred tax assets, net	35,482	42,602
Other assets	25,781	20,393
Total assets	$2,291,910	$2,097,773

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$35,677	$25,312
Accrued expenses and other current liabilities	79,598	95,482
Current portion of deferred revenue	123,062	120,704
Current portion of term loans	7,500	16,133
Convertible notes, net	302,032	-
Customer deposits held in restricted accounts	158,870	154,601
Total current liabilities	706,739	412,232
Deferred revenue	4,861	4,902
Term loans, net	291,064	287,582
Convertible notes, net	-	292,843
Lease liabilities, net of current portion	120,527	-
Other long-term liabilities	19,407	37,190
Total liabilities	1,142,598	1,034,749
Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized, 96,252,041 and 95,991,162 shares issued and 94,944,850 and 93,650,127 shares outstanding at September 30, 2019 and December 31, 2018, respectively	96	96
Additional paid-in capital	1,209,299	1,187,683
Treasury stock, at cost: 1,307,191 and 2,341,035 shares at September 30, 2019 and December 31, 2018, respectively	(36,224)	(65,470)
Accumulated deficit	(21,371)	(58,793)
Accumulated other comprehensive loss	(2,488)	(492)
Total stockholders’ equity	1,149,312	1,063,024
Total liabilities and stockholders’ equity	$2,291,910	$2,097,773

Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
On demand	$245,637	$215,413	$707,341	$615,658
Professional and other	9,565	9,540	26,028	26,848
Total revenue	255,202	224,953	733,369	642,506
Cost of revenue(1)	98,783	85,540	284,685	240,319
Amortization of product technologies	10,315	8,946	29,729	26,368
Gross profit	146,104	130,467	418,955	375,819
Operating expenses:
Product development(1)	27,866	28,942	85,914	88,753
Sales and marketing(1)	51,906	43,179	145,849	121,523
General and administrative(1)	31,249	30,036	87,702	85,570
Amortization of intangible assets	10,444	9,738	30,682	26,323
Total operating expenses	121,465	111,895	350,147	322,169
Operating income	24,639	18,572	68,808	53,650
Interest expense and other, net	(8,764)	(8,816)	(22,773)	(25,004)
Income before income taxes	15,875	9,756	46,035	28,646
Income tax expense	4,171	683	7,996	193
Net income	$11,704	$9,073	$38,039	$28,453

Net income per share attributable to common stockholders:
Basic	$0.13	$0.10	$0.41	$0.33
Diluted	$0.12	$0.09	$0.39	$0.31
Weighted average common shares outstanding:
Basic	92,239	91,222	91,884	85,874
Diluted	97,114	96,590	96,392	90,451

(1) Includes stock-based expense as follows:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cost of revenue	$1,425	$1,146	$4,203	$3,149
Product development	1,948	2,520	6,444	7,328
Sales and marketing	6,358	4,242	18,091	12,253
General and administrative	6,767	5,571	18,538	14,762
	$16,498	$13,479	$47,276	$37,492

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$11,704	$9,073	$38,039	$28,453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,266	25,629	86,106	74,018
Amortization of debt discount and issuance costs	3,676	3,151	10,189	9,272
Amortization of right-of-use assets	2,759	-	8,684	-
Deferred taxes	3,795	253	8,031	(2,720)
Stock-based expense	16,498	13,479	47,276	37,492
Loss on disposal and impairment of other long-lived assets	(10)	2,341	259	3,439
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related consideration	394	(318)	1,093	806
Change in customer deposits	45,512	(11,503)	(1,034)	(6,361)
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	(826)	(9,363)	(9,898)	(9,437)
Net cash provided by operating activities	112,768	32,742	186,145	134,962

Cash flows from investing activities:
Purchases of property, equipment, and software	(15,045)	(14,794)	(38,511)	(37,287)
Acquisition of businesses, net of cash and restricted cash acquired	(32,531)	(92,999)	(50,059)	(230,474)
Purchase of other investment	-	-	(1,750)	(1,800)
Net cash used in investing activities	(47,576)	(107,793)	(90,320)	(269,561)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(235)	(4,030)	(8,302)	(61,218)
Payments on finance lease obligations	(752)	(8)	(2,879)	(219)
Payments of acquisition-related consideration	(6,096)	(20,739)	(26,343)	(28,110)
Proceeds from public offering, net of underwriters’ discount and offering costs	-	(5)	-	441,794
Proceeds from exercise of stock options	1,385	2,214	4,454	9,953
Purchase of treasury stock related to stock-based compensation	(5,663)	(7,362)	(16,771)	(22,122)
Net cash (used in) provided by financing activities	(11,361)	(29,930)	(49,841)	340,078
Net increase (decrease) in cash, cash equivalents and restricted cash	53,831	(104,981)	45,984	205,479
Effect of exchange rate on cash	258	80	277	(33)

Cash, cash equivalents and restricted cash:
Beginning of period	374,930	475,692	382,758	165,345
End of period	$429,019	$370,791	$429,019	$370,791

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP Total Revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue (GAAP)	$255,202	$224,953	$733,369	$642,506
Acquisition-related deferred revenue	38	418	419	834
Non-GAAP Total Revenue	$255,240	$225,371	$733,788	$643,340

Adjusted Gross Profit
Set forth below is a presentation of the company’s “Adjusted Gross Profit.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Gross profit (GAAP)	$146,104	$130,467	$418,955	$375,819
Acquisition-related deferred revenue	38	418	419	834
Depreciation	4,007	2,991	11,695	9,024
Amortization of product technologies	10,315	8,946	29,729	26,368
Organizational realignment	125	-	125	-
Stock-based expense	1,425	1,146	4,203	3,149
Adjusted Gross Profit	$162,014	$143,968	$465,126	$415,194

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (GAAP)	$11,704	$9,073	$38,039	$28,453
Acquisition-related deferred revenue	38	418	419	834
Depreciation, asset impairment, and loss on disposal of assets	8,498	9,286	25,955	24,766
Amortization of product technologies and intangible assets	20,759	18,684	60,411	52,691
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related expense	755	519	1,160	2,694
Organizational realignment	684	-	684	-
Regulatory and legal matters	215	78	567	78
Stock-based expense	16,498	13,479	47,276	37,492
Interest expense, net	8,791	6,874	25,613	23,179
Income tax expense	4,171	683	7,996	193
Adjusted EBITDA	$72,113	$59,094	$205,520	$170,380

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018
Product development expense (GAAP)		$27,866	$28,942	$85,914	$88,753
Less:	Organizational realignment	316	-	316	-
	Stock-based expense	1,948	2,520	6,444	7,328
Non-GAAP Product Development Expense		$25,602	$26,422	$79,154	$81,425

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018
Sales and marketing expense (GAAP)		$51,906	$43,179	$145,849	$121,523
Less:	Organizational realignment	108	-	108	-
	Stock-based expense	6,358	4,242	18,091	12,253
Non-GAAP Sales and Marketing Expense		$45,440	$38,937	$127,650	$109,270

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018
General and administrative expense (GAAP)		$31,249	$30,036	$87,702	$85,570
Less:	Asset impairment and (gain) loss on disposal of assets	(10)	341	259	1,439
	Acquisition-related expense	755	519	1,160	2,694
	Organizational realignment	135	-	135	-
	Regulatory and legal matters	215	78	567	78
	Stock-based expense	6,767	5,571	18,538	14,762
Non-GAAP General and Administrative Expense		$23,387	$23,527	$67,043	$66,597

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.
		Three Months Ended		Nine Months Ended
		September 30,		September 30,
		2019	2018	2019	2018
Operating expense (GAAP)		$121,465	$111,895	$350,147	$322,169
Less:	Asset impairment and (gain) loss on disposal of assets	(10)	341	259	1,439
	Amortization of intangible assets	10,444	9,738	30,682	26,323
	Acquisition-related expense	755	519	1,160	2,694
	Organizational realignment	559	-	559	-
	Regulatory and legal matters	215	78	567	78
	Stock-based expense	15,073	12,333	43,073	34,343
Non-GAAP Operating Expense		$94,429	$88,886	$273,847	$257,292

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Operating income (GAAP)	$24,639	$18,572	$68,808	$53,650
Acquisition-related deferred revenue	38	418	419	834
Asset impairment and (gain) loss on disposal of assets	(10)	341	259	1,439
Amortization of product technologies and intangible assets	20,759	18,684	60,411	52,691
Acquisition-related expense	755	519	1,160	2,694
Organizational realignment	684	-	684	-
Regulatory and legal matters	215	78	567	78
Stock-based expense	16,498	13,479	47,276	37,492
Non-GAAP Operating Income	$63,578	$52,091	$179,584	$148,878

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net income (GAAP)	$11,704	$9,073	$38,039	$28,453
Income tax expense	4,171	683	7,996	193
Income before income taxes	15,875	9,756	46,035	28,646

Acquisition-related deferred revenue	38	418	419	834
Asset impairment and (gain) loss on disposal of assets	(10)	2,341	259	3,439
Amortization of product technologies and intangible assets	20,759	18,684	60,411	52,691
Change in fair value of equity investment	-	-	(2,600)	-
Acquisition-related expense	755	519	1,160	2,694
Organizational realignment	684	-	684	-
Regulatory and legal matters	215	78	567	78
Amortization of convertible note discount	2,756	2,599	8,149	7,685
Stock-based expense	16,498	13,479	47,276	37,492
Non-GAAP income before income taxes	57,570	47,874	162,360	133,559
Assumed rate for income tax expense (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for non-GAAP income tax expense	14,968	12,447	42,214	34,725
Non-GAAP net income	$42,602	$35,427	$120,146	$98,834

Weighted average outstanding shares - diluted	$0.12	$0.09	$0.39	$0.31
Non-GAAP Net Income per Diluted Share	$0.45	$0.38	$1.28	$1.12

Weighted average outstanding shares - basic	92,239	91,222	91,884	85,874
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	97,114	96,590	96,392	90,451
Dilution offset from convertible note hedge transactions	(2,716)	(2,440)	(2,485)	(1,963)
Non-GAAP diluted weighted average shares outstanding (2)	94,398	94,150	93,907	88,488

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
On demand revenue (GAAP)	$245,637	$215,413	$707,341	$615,658
Acquisition-related deferred revenue	38	418	419	834
Non-GAAP On Demand Revenue	$245,675	$215,831	$707,760	$616,492

Ending On Demand Units, Average On Demand Units, ACV, and RPU
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "ACV," and "RPU." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Ending on demand units	16,779	16,073	16,779	16,073
Average on demand units	16,642	15,802	16,468	14,414

ACV	$990,800	$886,747
RPU	$59.05	$55.17

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP Total Revenue" guidance for the three and twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$249,891	$251,891	$983,260	$985,260
Acquisition-related deferred revenue	21	21	440	440
Non-GAAP Total Revenue	$249,912	$251,912	$983,700	$985,700

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share" guidance for the three and twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP net income:
Net income (GAAP)	$12,746	$15,165	$50,785	$53,204
Income tax expense	2,908	3,789	10,905	11,786
Income before income taxes	15,654	18,954	61,690	64,990

Acquisition-related deferred revenue	21	21	440	440
Asset impairment and loss on disposal of assets	(1)	(1)	260	260
Amortization of product technologies and intangible assets	20,089	19,889	80,500	80,300
Change in fair value of equity investment	-	-	(2,600)	(2,600)
Acquisition-related expense	3,600	3,300	4,760	4,460
Organizational realignment	766	666	1,450	1,350
Regulatory and legal matters	433	333	1,000	900
Amortization of convertible note discount	2,801	2,801	10,950	10,950
Stock-based expense	16,225	16,025	63,500	63,300
Non-GAAP income before income taxes	59,588	61,988	221,950	224,350
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	15,493	16,117	57,707	58,331
Non-GAAP Net Income	$44,095	$45,871	$164,243	$166,019

Net income per diluted share	$0.13	$0.16	$0.52	$0.55
Non-GAAP net income per diluted share	$0.47	$0.49	$1.74	$1.76

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	97,320	97,320	96,860	96,860
Dilution offset from convertible note hedge transactions	(2,750)	(2,750)	(2,550)	(2,550)
Non-GAAP diluted weighted average shares outstanding (2)	94,570	94,570	94,310	94,310

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three and twelve months ending December 31, 2019. Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	December 31, 2019		December 31, 2019
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$12,746	$15,165	$50,785	$53,204
Acquisition-related deferred revenue	21	21	440	440
Depreciation, asset impairment, and loss on disposal of assets	8,805	8,605	34,760	34,560
Amortization of product technologies and intangible assets	20,089	19,889	80,500	80,300
Change in fair value of equity investment	-	-	(2,600)	(2,600)
Acquisition-related income	3,600	3,300	4,760	4,460
Organizational realignment	766	666	1,450	1,350
Regulatory and legal matters	433	333	1,000	900
Stock-based expense	16,225	16,025	63,500	63,300
Interest expense, net	8,387	8,187	34,000	33,800
Income tax expense	2,908	3,789	10,905	11,786
Adjusted EBITDA	$73,980	$75,980	$279,500	$281,500

(1)	A 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

Contacts

RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com